Fold Holdings, Inc. (NASDAQ: FLD)

Announces First Quarter 2026 Results

Revenues: $5.6 million, 21.1% YoY decrease

Transaction Volumes down 32% YoY

More than 1,000 Fold Bitcoin Credit Cards in Circulation

Restructuring fees on Bitcoin Gift Card to Drive Distribution

PHOENIX – May 12, 2026

Fold Holdings, Inc. (NASDAQ: FLD) (“Fold”, “we”, or “our”), the first publicly traded bitcoin financial services company, today announced financial results for the first quarter ended March 31, 2026.

Q1 2026 Financial Highlights

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Revenue: $5.6 million; 21.1% YoY decrease
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Net Loss: ($29.2) million
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Adjusted EBITDA2 (Loss): ($5.8) million
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Loss Per Share: ($0.59) per share
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Adjusted EBITDA (Loss) Per Share2: ($0.12) per share
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Bitcoin Investment Treasury Holdings1: 826 BTC

Q1 2026 Key Operating Metrics

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Total Transaction Volume: $172 million; 32% YoY decrease
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Total Verified Accounts: nearly 85,000, added close to 2,000 new verified accounts in the quarter

CEO Commentary

“Q1 was a challenging quarter across the broader Bitcoin industry. Lower Bitcoin prices pressured transaction volumes, trading activity, and consumer engagement, and Fold saw that pressure in our results,” said Fold Chairman and CEO Will Reeves. “But as with past drawdown cycles, we believe the fundamental value proposition, technological value, and network effects of bitcoin remain strong. We are focused on what we can control, and we continue to put our energy and focus into building our products and serving our customers. Importantly, Fold remains focused on building a scalable platform with multiple interconnected products that we believe will drive durable and long-term growth.”

Mr. Reeves continued, “We continued the rollout of the Fold Bitcoin Rewards Credit Card this quarter and now have approximately 1,000 cards in circulation. We expect to expand distribution in the coming months and meet the market’s high demand for this game changing product. While still early, initial user feedback is positive and initial cohort data is promising. Cardholders are already engaging with multiple products in our ecosystem, validating our belief that the card can become both a powerful acquisition engine and a major driver of ecosystem engagement over time. ”

He added, “The Bitcoin Gift Card also remains an important part of our growth strategy and continues to perform strongly. Through this product we have onboarded thousands of new customers and reengaged existing users through a familiar retail experience, and many of these users are now engaging across the broader Fold ecosystem. Our flagship relationship with Kroger has been a success, and we believe this model can scale nationally across additional retailers. To support that growth, we are restructuring our gift card economics with distribution partners to materially reduce customer friction and improve retail placement opportunities.”

Mr. Reeves concluded, “Despite a challenging market backdrop, we believe Fold made significant progress in the first quarter and, more importantly, laid the foundation for what comes next. With credit gaining traction, a more aggressive customer acquisition strategy in place, and continued improvements to our platform, we believe Fold is well-positioned to grow, increase engagement, and build a valuable, long-term business.”

Strategic & Business Updates:

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Fold Bitcoin Rewards Credit Card
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More than 1,000 cards now in circulation
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Expect continued distribution throughout the year; prioritizing the roughly 80,000 people on the waiting list
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Initial cohort data showing strong cross-product adoption
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The Fold Credit Card is powered by Visa and Stripe, allowing users to earn bitcoin rewards up to 4.0%
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Fold Bitcoin Gift Card
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Fold is restructuring its fee on cards to accelerate distribution and drive customer acquisition
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Fold believes the full distribution of the Bitcoin Gift Card will drive thousands of new users to its ecosystem and lead to the increased adoption of other products
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Currently available online (Fold app, foldapp.com, giftcards.com, etc.) and in store (~2,000 Kroger brand locations)

Earnings Call and Webcast Information:

Fold will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of results followed by a question-and-answer period. To participate in this event, please log on or dial in approximately 5 minutes before the beginning of the call.

Date: May 12, 2026

Time: 5:00 p.m. ET

Participant Call Links:

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Live Webcast: Link
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Dial-in Registration Link: Link
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A replay of the call will be archived at https://investor.foldapp.com

Footnotes

1 Fold’s Bitcoin Investment Treasury was 826 BTC as of March 31, 2026 and May 11, 2026.

2 Adjusted EBITDA and Adjusted EBITDA Per Share are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) (a “Non-GAAP Financial Measure”). Please see “Non-GAAP Financial Measures” at the end of this press release.

About Fold:

Fold (NASDAQ: FLD) is the first publicly traded bitcoin financial services company, making it easy for individuals and businesses to earn, save, and use bitcoin. Fold is at the forefront of integrating bitcoin into everyday financial experiences. Through innovative products like the Fold App, Fold Credit Card™, Fold Bitcoin Gift Card™, and Fold Debit Card™, the company is building the bridge between traditional finance and the bitcoin-powered future.

Forward-Looking Statements:

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws. All statements that are not statements of historical fact are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “could,” “would,” “should,” “predict,” “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include statements regarding the rollout, development and expected effect of Fold’s credit card program and gift card product, and the potential success of Fold’s overall market, product and growth strategies. These statements are based on assumptions and on the current expectations of Fold’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of Fold. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions, including but not limited to changes in the acceptance of bitcoin; (ii) our continued ability to implement business plans, including our ability to process and approve new credit card applications; (iii) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive industry in which Fold operates; (iv) volatility in the market price of bitcoin; (v)

access to and reliance on funding for our products, including the credit card, and general operations; (vi) access to and reliance on third parties for their services related to certain of our products, including risks relating to Fold having a single custodian for our bitcoin; (vii) reliance on banking partners which are subject to complex and demanding regulations and compliance standards; and (viii) those risks and uncertainties discussed in Fold Holdings, Inc.’s filings with the Securities and Exchange Commission. If any of these risks materialize or Fold’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Fold may elect to update these forward-looking statements at some point in the future, Fold specifically disclaims any obligation to do so, except as required by law.

Fold Holdings, Inc. Condensed Balance Sheets (Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$11,526,471	$7,652,203
Accounts receivable, net	539,147	728,001
Inventories	460,701	478,045
Digital assets - rewards treasury	5,253,902	6,872,869
Prepaid expenses and other current assets	2,195,840	2,384,684
Total current assets	19,976,061	18,115,802
Digital assets - investment treasury	56,355,303	133,658,791
Capitalized software development costs, net	1,704,704	1,393,752
Other non-current assets	292,858	299,309
Total assets	$78,328,926	$153,467,654

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,653,305	$704,789
Accrued expenses and other current liabilities	2,609,739	3,166,186
February 2026 note - related party, net	12,151,382	-
Credit facility	20,000,000	10,000,000
Customer rewards liability	5,253,902	6,872,869
Deferred revenue	308,627	366,252
Total current liabilities	41,976,955	21,110,096
June 2025 convertible note, net	-	21,469,675
March 2025 convertible note - related party	-	47,207,556
Other non-current liabilities	-	689,680
Total liabilities	41,976,955	90,477,007
Commitments and contingencies (Note 13)
Stockholders’ equity
Preferred stock, $0.0001 par value; 20,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2026 and 0 shares issued and outstanding at December 31, 2025	-	-
Common stock, $0.0001 par value; 600,000,000 shares authorized, 50,738,916 shares issued and 50,353,315 shares outstanding at March 31, 2026 and 48,477,883 shares issued and 48,419,266 shares outstanding at December 31, 2025	5,076	4,849
Additional paid-in-capital	236,453,785	233,924,782
Accumulated deficit	(200,106,890)	(170,938,984)
Total stockholders’ equity	36,351,971	62,990,647
Total liabilities and stockholders’ equity	$78,328,926	$153,467,654

Fold Holdings, Inc. Condensed Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues, net	$5,592,309	$7,087,837

Operating expenses
Banking and payments costs	4,806,374	6,758,924
Custody and trading costs	598,415	45,785
Compensation and benefits	4,034,267	6,457,940
Marketing expenses	268,108	399,798
Professional fees	1,667,414	1,788,505
Amortization expense	156,079	91,071
(Gain) loss on customer rewards liability	(1,507,471)	(1,100,857)
(Gain) loss on digital assets - rewards treasury	1,689,455	1,010,586
Other selling, general and administrative expenses	1,709,981	1,136,455
Total operating expenses	13,422,622	16,588,207
Operating loss	(7,830,313)	(9,500,370)

Other income (expense)
Gain (loss) on digital assets - investment treasury	(28,629,465)	(15,617,152)
Change in fair value of SAFEs	-	(6,503,113)
Change in fair value of convertible note	13,200,089	(6,534,143)
Convertible note issuance costs and fees	-	(9,569,109)
Loss on extinguishment of debt	(4,005,132)	-
Interest expense	(2,273,828)	(1,271,638)
Other income	374,214	120,303
Other expense, net	(21,334,122)	(39,374,852)

Net loss before income taxes	(29,164,435)	(48,875,222)
Income tax expense (benefit)	3,471	3,978
Net loss	$(29,167,906)	$(48,879,200)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.59)	$(1.92)
Weighted-average common shares outstanding:
Basic and diluted	49,656,409	25,436,398

Fold Holdings, Inc. Condensed Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(29,167,906)	$(48,879,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	156,079	91,071
Loss on digital assets - rewards treasury	1,689,455	1,010,586
Loss on digital assets - investment treasury	28,629,465	15,617,152
Gain on customer rewards liability	(1,507,471)	(1,100,857)
Change in fair value of convertible note	(13,200,089)	6,534,143
Convertible note issuance costs and fees	-	9,569,109
Loss on extinguishment of debt	4,005,132	-
Amortization of debt issuance costs	6,638	-
Amortization of debt discount and premium	(114,731)	525,921
Change in fair value of SAFEs	-	6,503,113
Share-based compensation expense	1,696,766	5,170,275
Other non-cash adjustments	(343,039)	-
Increase (decrease) in cash resulting from changes in:
Accounts receivable, net	188,854	(491,433)
Inventories	17,344	(140,782)
Prepaid expenses and other current assets	(11,187)	(962,423)
Accounts payable	948,516	373,426
Accrued expenses and other current liabilities	816,814	660,721
Customer reward liability	344,298	611,552
Deferred revenue	(57,625)	(46,574)
Other non-current liabilities	(689,680)	-
Net cash used in operating activities	(6,592,367)	(4,954,200)

Cash flows from investing activities
Purchases of digital assets	(716,500)	(1,562,973)
Proceeds from sales of digital assets	14,376,468	-
Payments for capitalized software development costs	(467,031)	(266,221)
Net cash provided by (used in) investing activities	13,192,937	(1,829,194)

Cash flows from financing activities
Proceeds from issuance of note	13,000,000	-
Repayment of convertible note	(25,166,667)	-
Proceeds from recapitalization	-	804,600
Payments of deferred IPO costs	-	(652,013)
Proceeds from issuance of common stock	389,665	-
Proceeds from credit facility	10,000,000	-
Common stock withheld for employee tax obligations	(949,300)	-
Net cash provided by (used in) financing activities	(2,726,302)	152,587

Net increase (decrease) in cash and cash equivalents	3,874,268	(6,630,807)
Cash and cash equivalents, beginning of period	7,652,203	18,330,359
Cash and cash equivalents, end of period	$11,526,471	$11,699,552

Non-cash investing and financing activities
Non-cash payment of interest with common stock	$613,334	$-
Distributions of digital assets to fulfill customer reward redemptions	455,794	714,802
Distributions of digital assets to satisfy other current obligations	480,307	1,012
Non-cash repayment of convertible note via transfer of digital assets - related party	34,007,466	-
Non-cash amortization of deferred issuance costs	6,451	-
Non-cash allocation of convertible note proceeds to embedded derivative	63,418	-
Non-cash allocation of note proceeds to commitment shares	785,200	-
Recapitalization	-	173,019,904
Proceeds from convertible debt received in digital assets - related party	-	43,965,525
Distributions of digital assets for prepaid interest - related party	-	2,313,975
Supplemental disclosure of cash flow information
Cash paid during the period for interest expense	2,655,139	-

Non-GAAP Financial Measures

Adjusted EBITDA

In addition to net loss and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) to monitor the financial health of our business. Adjusted EBITDA is defined as net loss, excluding (i) interest expense, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) share-based compensation, (v) remeasurement gains and losses such as fair value remeasurements on our digital assets, convertible notes, and SAFE notes, and (vi) impairments, restructuring charges, and business acquisition- or disposition-related expenses that we believe are not indicative of our core operating results. This non-GAAP financial information has limitations as an analytical tool when assessing our operating performance, is presented for supplemental informational purposes only, should not be considered in isolation or as a substitute for, or superior to, financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and/or render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of core operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net loss:

	Three Months Ended March 31,
	2026	2025
Net loss	$(29,167,906)	$(48,879,200)
Add:
Interest expense	2,273,828	1,271,638
Income tax expense (benefit)	3,471	3,978
Amortization expense	156,079	91,071
Share-based compensation expense	1,709,413	5,170,275
(Gain) loss on customer rewards liability	(1,507,471)	(1,100,857)
(Gain) loss on digital assets - rewards treasury	1,689,455	1,010,586
(Gain) loss on digital assets - investment treasury	28,629,465	15,617,152
Change in fair value of SAFEs	-	6,503,113
Change in fair value of other liabilities	(343,039)
Change in fair value of convertible note	(13,200,089)	6,534,143
Convertible note issuance costs and fees	-	9,569,109
Loss on extinguishment of debt	4,005,132	-
Adjusted EBITDA	$(5,751,662)	$(4,208,992)

	Three Months Ended March 31,
	2026	2025
Adjusted EBITDA (Loss)	$(5,751,662)	$(4,208,992)
Weighted-average shares used to compute basic and diluted net loss per share	49,656,409	25,436,398

Adjusted EBITDA (Loss) per share attributable to common stockholders:
Basic and diluted	$(0.12)	$(0.17)

For investor and media inquiries, please contact:

Investor Relations:
OG Advisory Group

Samir Jain, CFA

FoldIR@orangegroupadvisors.com

Media:

Confluence Partners, LLC

Cindy Stoller

Media@foldapp.com